UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 8, 2002
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Exhibits
Exhibit	.
Number	Description

99.1	Press Release dated July 8, 2002

Item 9. Regulation FD Disclosure

On July 5, 2001, our Board of Directors approved an increase in the distribution payable to holders of our common stock from $.82 to $.83 per share per annum for the shareholders of record on August 1, 2002, beginning with the distribution payable on September 7, 2002. The press release is attached to this current report as Exhibit 99.1 and is incorporated by reference to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President, Chief Operating Officer,
Treasurer, Chief Financial Officer

Date: July 9, 2002